CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Select Portfolios: Industrial Equipment Portfolio and Industrials Portfolio, of our report dated April 19, 2016, on the financial statements and financial highlights included in the February 29, 2016 Annual Report to Shareholders of Fidelity Select Portfolios: Industrial Equipment Portfolio and Industrials Portfolio.

We further consent to the references to our Firm under the headings “Experts” and “Additional Information About the Funds” in the Proxy/Prospectus and to the references to our Firm under the headings “Financial Highlights” in the April 29, 2016 Prospectus and “Independent Registered Public Accounting Firm” in the April 29, 2016 Statement of Additional Information for Fidelity Select Portfolios: Industrial Equipment Portfolio and Industrials Portfolio, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 8, 2016